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                                                                 EXHIBIT 10.19.1


                               FIRST AMENDMENT TO
                             THE OUTSIDE DIRECTORS'
                           CAPITAL ACCUMULATION PLAN
                          OF H. F. AHMANSON & COMPANY


          The Outside Directors' Capital Accumulation Plan of H. F. Ahmanson is hereby amended as follows, effective as of January 1, 1996.

                                       I.

               Section 1.1 is hereby amended to read as follows:

"1.1  Account.  "Account" means the device used by the Company to measure and
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determine the amounts to be paid Participant under the Plan."

                                      II.

               Section 1.7 is hereby amended to read as follows:

"1.7  Deferral Commitment.  Deferral Commitment means a deferral commitment made
      -------------------
by a Participant to establish a deferral commitment pursuant to Article III for which a Participant Agreement has been submitted by the Participant to the Committee."

                                      III.

              Section 4.1 is hereby amended to read as follows:

"4.1  Accounts.  For record-keeping purposes only, Accounts shall be maintained
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for each Participant."

                                      IV.

              Section 4.3 is hereby amended to read as follows:

"4.3  Crediting Rate.  The Account shall be credited monthly with interest based
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on the rates specified below, compounded annually at the end of Plan Year.
Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to each Account.

              (a) Interest Rate During Participant's Lifetime.
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During a Participant's lifetime, the Participant's Account will be credited with interest on a monthly basis during each Plan Year at one hundred twenty-five percent (125%) of the T-Note Rate which is applicable for that Plan Year.
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          (b) Interest Rate After Participant's Death. Following a Participant's
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death, the Participant's Account will be credited with interest on a monthly basis during each Plan Year at the CD Rate which is applicable for that Plan
Year.

                                       V.

               Section 4.5 is hereby amended to read as follows:

"4.5  Vesting of Accounts.  Each Participant shall be one hundred percent (100%)
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vested at all times in the amounts credited to such Participant's Account."

                                      VI.

              Section 4.6 is hereby amended to read as follows:

"4.6  Statement of Accounts.  The Company shall submit to each Participant
      ---------------------
quarterly statements setting forth the balance to the credit of the Account maintained for the Participant."

                                      VII.

              Section 5.1 is hereby amended to read as follows:

"5.1  Plan Benefit.  If a Participant has a Termination of Service for any
      ------------
reason including death, the Company shall pay a Plan benefit equal to the Participant's Account, as determined below.

         Unpaid balances of Accounts of Participants shall be credited with one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year until the Participant's Account is distributed in full except in the event of the Participant's death. After the Participant's death interest shall be credited at the CD Rate pursuant to Section 4.3(b)."

                                     VIII.

              Section 5.2 is hereby amended to read as follows:

"5.2  Form of Retirement Benefit Payment.  Benefits payable following
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Termination of Service will be paid in accordance with the form of retirement benefit elected by the Participant on an election form prescribed by the Committee for designation of form of payment. A Participant may change this election by filing a new election at any time which is more than 12 months preceding Termination of Service. Retirement benefits will be paid in accordance with the most recent timely election. Any election which is not timely made will be void. Thereafter, a Participant's election will be irrevocable, except that a Participant who has elected payments in installments may request in writing payment in a lump sum, at any time after Termination of Service, of the amount of his Account which is reasonably necessary to meet the Participant's requirements due to a Financial Hardship.
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         The available forms of payment after Termination of Service are as follows:

          (a) Lump Sum.  A lump sum payment after Termination of Service.
              --------

          (b) Installment Payments.  Monthly installment payments in
              --------------------
substantially equal payments of principal and interest over a payment period of 60, 120 or 180 months, as elected by the Participant. The amount of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments. If no election is made, retirement benefits will be paid in monthly installments over 180 months.

          (c) Deferred Payments.  A Participant may elect, in the election form
              -----------------
for designation of form of payment, to have the lump sum or installment payments which are payable following Termination of Service commence when the Participant retires from his principal employment, in January of the year following Termination of Service or retirement from his principal employment, or when the Participant attains age 55, 60, 65 or 70."

                                      IX.

              Section 5.3 is hereby amended to read as follows:

"5.3  Survivor Benefits.
      -----------------

          (a) Amount of Survivor Benefit.  The amount payable as a survivor
              --------------------------
benefit shall be equal to the remaining unpaid balance of the Participant's Account, if any. The amount payable with respect to the unpaid balances of the Participant's Account shall be determined by crediting interest at one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year through the date of the Participant's death. After the Participant's death interest shall be credited at the CD Rate for each Plan Year pursuant to Section 4.3(b).

          (b) Form of Survivor Benefit.  If the Participant dies before
              ------------------------
commencement of distributions of the Participant's Account, the Participant's Account balance shall be paid in the form and over the period elected by the Participant for payment of the survivor benefit. However, the Participant may modify the form of payment of survivor benefits in a written form filed with the Committee at any time prior to the Participant's death. If no election is made, survivor benefits will be paid in a lump sum. Survivor benefit payments shall commence following the Participant's death.

          If the Participant dies after commencement of distributions of the Participant's Account, the Participant's remaining Account balance, if any, shall be paid by continuation of the form of benefit which was payable to the Participant for the remaining payments which would have been made to the Participant if the Participant had lived.

          Notwithstanding the foregoing, the survivor benefit will be paid in a lump sum if the aggregate Account balance is less than $50,000.
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                                       X.

              Section 5.4 is hereby amended to read as follows:

"5.4  Early Distributions.  A Participant may elect on an annual basis to
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receive an early distribution from his Account prior to Termination of Service
("Early Distribution") subject to the following restrictions:

          (a) Timing of Election.  The election to take an Early Distribution
              ------------------
from an Account must be made at the same time the Participant elects the form of payment.

          (b) Amount of Withdrawal.  The amount which a Participant can elect to
              --------------------
receive as an Early Distribution with respect to an Account may be a fixed dollar amount or any percent up to one hundred percent (100%) of the Participant's Account balance for the deferrals made in that Plan Year. If a fixed dollar amount is elected, and this amount exceeds the Account balance when an Early Distribution is to be made, only the Account balance will be paid.

          (c) Timing and Form of Early Distribution.  The Early Distribution
              -------------------------------------
shall be paid in a single lump sum at the time elected by the Participant in the election form in which the Early Distribution option is elected. In no event shall an Early Distribution be made prior to seven years following the start of the Deferral Period for that Plan Year.

          Amounts paid to a Participant pursuant to this Section 5.4 shall be treated as distributions from the Participant's Account.

          If a Participant has a Termination of Service prior to the Early Distribution date which the Participant has elected, his Account balance will be paid in accordance with the form of retirement benefit payment which the Participant has elected, if any, or otherwise in a lump sum upon Termination of Service.

                                      XI.

              Section 5.6 is hereby amended to read as follows:

"5.6  Valuation and Settlement.  The date on which a lump sum is paid or the
      ------------------------
date on which installment payments commence shall be the "Settlement Date." The Settlement Date shall be no more than thirty (30) days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of Termination of Service or death, unless the Participant elects to defer commencement of payments following Termination of Service to a later date in the election form for designation of form of payment. The Settlement Date for an Early Distribution or delayed payments following Termination of Service shall be the month which the Participant elects for commencement of such payments in the election form for designation of form of payment. The amount of a lump sum payment and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the
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end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum payments and the initial amount of installment payments which will be made in the following January.

                                     XII.

         Section 5.7(b) and (c) are hereby amended to read as follows:


          (b) Notwithstanding any other provisions of the Plan, at any time before or after a Change in Control a Participant or Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of the balance of his Account(s), reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) before a Change in Control or five percent (5%) after a Change in Control of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the penalty shall not apply in the event of (i) a determination by the Committee based on the advice of counsel or (ii) a final determination by the internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision any Participant or Beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. The Company shall notify all Participants (and Beneficiaries of deceased Participants) of any such determination. Whenever any such determination is made, the Company shall refund all penalties which were imposed hereunder on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is recognized for federal income tax purposes). Interest shall be paid on any such refunds at one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year, compounded annually, The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant or Beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. Whenever a Participant receives a lump sum payment under this Section 5.7(b) or Section 9.1, the Participant must cease all deferrals under this Plan effective as of the date of the lump sum payment and may not resume or make any new deferrals under this Plan until the next Plan Year beginning after 12 months following receipt of the lump sum payment.

          (c) For the purpose of this Agreement, a "Change in Control" shall mean:

                    (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of the Company(the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes
                                          --------  -------
of this clause (i), the following acquisitions shall not constitute a Change in
Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this section; or

                    (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a
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director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company's Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                                     XIII.

               Section 5.11 is hereby amended to read as follows:
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"5.11 Small Benefit.  Notwithstanding any election made by the Participant, the
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Committee, in its sole discretion, may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than $50,000 which is payable to the Participant or any Beneficiary."

                                      XIV.

               Section 6.1 is hereby amended to read as follows:

"6.1  Designation of Beneficiary.  Each Participant shall have the right to
      --------------------------
designate a Beneficiary or Beneficiaries to receive his interest in his Account upon his death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation. If, however, the Participant is married, his spouse shall be required to join any such designation, or change or revocation thereof, to name a Beneficiary other than the spouse.

                                      XV.

               Section 6.2 is hereby amended to read as follows:

"6.2  Failure to Designate Beneficiary.  If a Participant shall fail to
      --------------------------------
designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to pay the balance in his Account in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of said death was given to the Committee within sixty (60) days after his death, and if his Account balance does not exceed Ten Thousand Dollars ($10,000), the Committee may direct the Company to pay his Account balance to such person or persons as the Committee determines may be entitled thereto, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate or necessary."

                                      XVI.

               Section 9.1 is hereby amended to read as follows:

"9.1  Amendment.  The Board may at any time amend the Plan in whole or in part,
      ---------
provided, however, that no amendment shall be effective to decrease or restrict the amount accrued (including earnings at the appropriate interest rate) in any Account to the date of such amendment. Upon a prospective amendment to reduce the formula for determining the future interest rate, 30 days' advance written notice shall be given to each Participant. Following such a reduction and the giving of notice to the Participant, the Participant may elect to (i) terminate an ongoing Deferral Commitment without penalty and/or (ii) receive an immediate lump sum payment of the balance of his Account, reduced by a penalty, which shall be forfeited to the

Company, equal to five percent (5%) of the balance of such Account, in lieu of payments in accordance with the form previously elected by the Participant. However, the five percent (5%) penalty shall not apply if it would not have applied under Section 5.7(b). The Participant may make such an election by notifying the Committee in writing within sixty (60) days following receipt of notice of the amendment to reduce the interest rate."

                                     XVII.

               Section 9.2(b) is hereby amended to read as follows:

"9.2(b)  Complete Termination.  The Board may completely terminate the Plan.
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In the event of complete termination, the Plan shall cease to operate, and the
Company shall pay out to each Participant (or the Beneficiary of a deceased Participant) his Account in one lump sum payment as soon as practicable."


         IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed this 18th day of March, 1997, effective as of January 1, 1996.


                                    H. F. AHMANSON & COMPANY


                                    By  /s/ Madeleine Kleiner
                                        ------------------------
                                        Title: Senior Executive Vice President